Exhibit 99.2

SPONSORS’ AGREEMENT

This Sponsors’ Agreement (this “Agreement”), dated as of December 8, 2009, is made and entered into by and among Perella Weinberg Partners Acquisition LP (“PWPA”), BNYH BPW Holdings LLC (“BNYH”, and together with PWPA, the “Sponsors”), The Talbots, Inc., a Delaware corporation (“Talbots”), and BPW Acquisition Corp., a Delaware corporation (“BPW”).

WHEREAS, certain parties have entered into an agreement (the “BNYH Agreement”) pursuant to which PWPA and PWP Acquisition GP LLC (the general partner of PWPA) will acquire 100% of the interests in BNYH;

WHEREAS, pursuant to the BNYH Agreement, BNYH has granted to PWPA a proxy to vote all of the shares of BPW Common Stock (as defined below) owned by BNYH, to exchange pursuant to the Warrant Exchange Offer (as defined in the Merger Agreement (as defined below)) any of the Warrants (as defined below) owned by BNYH, and to take any other actions PWPA deems necessary and advisable in connection with the terms of the Merger Agreement and the transactions contemplated thereby;

WHEREAS, the Sponsors collectively hold 5,921,660 shares (the “Founders’ Shares”) of BPW common stock, $0.0001 par value per share (“BPW Common Stock”), warrants to acquire 5,921,660 shares of BPW Common Stock purchased pursuant to the Amended and Restated Initial Unit Subscription Agreement, dated February 19, 2008 (the “Founders’ Warrants”), and warrants to purchase 8,450,429 shares of BPW Common Stock purchased pursuant to the Amended and Restated Sponsors’ Warrants Subscription Agreement, dated February 19, 2008 (the “Sponsors’ Warrants” and together with the Founders’ Warrants, the “Warrants”);

WHEREAS, in connection with Section 2.12 of the merger agreement, dated as of December 8, 2009, and entered into by and among Talbots, Talbots Acquisition Inc., a Delaware corporation and direct subsidiary of Talbots (“Merger Sub”), and BPW (the “Merger Agreement”), whereby Merger Sub will merge with and into BPW, with BPW surviving the merger and becoming a wholly-owned subsidiary of Talbots (the “Merger”), and in order to induce the parties to the Merger Agreement to enter into the Merger Agreement and to proceed with the Merger and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of PWPA, BNYH, Talbots and BPW hereby agrees as follows:

1. Contemporaneously with the consummation of the Merger, PWPA (on behalf of itself and its then wholly owned subsidiary, BNYH) will surrender to Talbots or the Surviving Company (as defined in the Merger Agreement), and Talbots or the Surviving Company, as applicable, will accept and cancel, or cause to be accepted and canceled, an aggregate of 1,776,498 Founders’ Shares so that the total number of Founders’ Shares held by the Sponsors (and converted in accordance with Section 2.7 of the Merger Agreement) shall be 4,145,162. The Sponsors will not receive any consideration for the Founders’ Shares so surrendered and cancelled.

2. Each of PWPA and BNYH hereby irrevocably and unconditionally agrees that:

(i) in connection with a vote to approve the Merger Agreement, the Merger and any proposal to approve an amendment to BPW’s Amended and Restated Certificate of Incorporation (the “BPW Charter”) to extend BPW’s corporate existence to April 30, 2010, PWPA (on behalf of itself and BNYH) will vote (a) all of the Founders’ Shares in accordance with the majority of the votes cast by the holders of shares of BPW Common Stock issued in BPW’s initial public offering (“IPO”) and (b) all of the Sponsors’ other shares of BPW Common Stock in favor of such proposals;

(ii) in connection with the proposal to approve the amendment and restatement, effective upon the completion of the Merger, of the BPW Charter to provide for the perpetual existence of BPW and eliminate provisions of the BPW Charter that relate to BPW’s operation as a blank check company and certain other changes, PWPA (on behalf of itself and BNYH) will vote all of the Sponsors’ shares of BPW Common Stock (including the Founders’ Shares) in favor of such proposal;

(iii) in connection with a proposal to approve the adjournment of the BPW Stockholders Meeting (as defined in the Merger Agreement), including, if necessary or appropriate, to solicit additional proxies in the event that there are not sufficient votes at the time of the BPW Stockholders Meeting to approve the foregoing proposals set forth in (i) and (ii) of this paragraph 2, PWPA (on behalf of itself and BNYH) will vote all of the Sponsors’ shares of BPW Common Stock (including the Founders’ Shares) in favor of such proposal;

(iv) PWPA (on behalf of itself and BNYH) will not exercise conversion rights with respect to any of the Sponsors’ shares of BPW Common Stock;

(v) except as otherwise required pursuant to those certain Letter Agreements executed by the Sponsors on February 26, 2008 in connection with the IPO (the “Letter Agreements”), PWPA (on behalf of itself and BNYH) will vote all of the Sponsors’ shares of BPW Common Stock (including the Founders’ Shares) against any action or agreement submitted for approval or adoption of BPW’s stockholders that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of BPW contained in the Merger Agreement; and

(vi) except as otherwise required pursuant to the Letter Agreements, PWPA (on behalf of itself and BNYH) will vote all of the Sponsors’ shares of BPW Common Stock (including the Founders’ Shares) against any BPW Acquisition Proposal (as defined in the Merger Agreement) or proposal with respect to any Business Combination (as defined in the BPW Charter) (other than the transactions contemplated by the Merger Agreement) and against any other action, agreement or transaction, in any case, that is submitted for approval or adoption of BPW’s stockholders that the Sponsors would reasonably expect is intended, or would reasonably be expected to impede, interfere with, delay, postpone, discourage, frustrate the purposes of or adversely affect the Merger or the other transactions contemplated by the Merger Agreement or this Agreement or the performance by BPW of its obligations under the Merger Agreement or any of the Ancillary Agreements (as defined in the Merger Agreement) or the performance by the Sponsors of their obligations under this Agreement, including: (a) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving BPW (other than the Merger); (b) a sale, lease or transfer of a material amount of assets of BPW or any reorganization, recapitalization or liquidation of BPW; or (c) any change in the present capitalization of BPW or any amendment or other change to the BPW Charter or bylaws, except, in each case of clauses (a) through (c), if expressly approved in writing by Talbots.

3. In connection with, and upon consummation of, the Warrant Exchange Offer, as defined in Section 6.1(b) of the Merger Agreement, PWPA (on behalf of itself and its then wholly owned subsidiary, BNYH) irrevocably and unconditionally will, in accordance with the terms of the Warrant Exchange Offer, exchange all of its Warrants for Talbots common stock (“Talbots Common Stock”), at the exchange ratio set forth in the Warrant Exchange Offer.

4. Subject to the consummation of the Merger, PWPA (on behalf of itself and its then wholly owned subsidiary, BNYH) shall not (other than the acquisition of BNYH by PWPA and PWP Acquisition GP LLC pursuant to the BNYH Agreement) without the prior written consent of Talbots (i) sell, offer to sell, contract or agree to sell, assign, hypothecate, donate, pledge, grant any security interest in, encumber, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, in respect of, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of, or any securities convertible into or exercisable or exchangeable for, or other rights to purchase, whether any such transaction is to be settled by delivery of Talbots Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) in respect of its Talbots Common Stock for a period of 180 days from the date of the completion of the Merger, provided, however, that, during such 180-day period, each Sponsor or its affiliates may sell that number of shares of Talbots Common Stock with an aggregate market value at the time of the sale(s) that does not exceed the federal and state income tax liabilities of each Sponsor or affiliate arising from the receipt of Talbots Common Stock and New Warrants (as defined in the Merger Agreement) in connection with the Merger and Warrant Exchange Offer.

5. The parties to this Agreement acknowledge and agree that, pursuant to engagement letters between Perella Weinberg Partners LP, an affiliate of PWPA (“Perella”), and Talbots, Perella shall be entitled to receive a fee from Talbots relating to financial advisory services provided to Talbots in connection with the Merger and with financing the Merger.

6. Talbots hereby agrees that the definition of “Registrable Securities” included in that certain Registration Rights Agreement, dated as of February 26, 2008 between BPW, PWPA, BNYH and the other holders listed on the signature page to the agreement attached thereto (“Reg Rights Agreement”) shall be deemed to include the Talbots Common Stock to be received by the Sponsors upon consummation of the Merger and Warrant Exchange Offer and agrees to enter into an amendment to the Reg Rights Agreement to provide for the foregoing effective upon consummation of the Merger.

7. Each of the Sponsors and Talbots hereby waives any claim it may have in the future against the Trust Account (as defined in the Merger Agreement), and will not seek recourse against the funds held in or distributed from the Trust Account, arising out of any of the provisions in this Agreement.

8. The parties to this Agreement acknowledge and agree that the provisions set forth in this Agreement shall supersede any conflicting provisions set forth in the Letter Agreements.

9. Each Sponsor represents and warrants that it has full right and power, without violating any agreement by which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Agreement, this Agreement has been duly authorized, executed and delivered by the undersigned and is a valid and binding agreement of the undersigned, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

10. This Agreement shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles. This Agreement shall be binding on each of the parties and their respective successors, heirs, personal representatives and permitted assigns.

11. This Agreement shall terminate on the earlier of (i) the expiration of the lock-up period pursuant to paragraph 4 hereof, (ii) the liquidation of BPW and (iii) the termination of the Merger Agreement in accordance with its terms.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

PERELLA WEINBERG PARTNERS ACQUISITION LP

By:	/S/ GARY S. BARANCIK
Gary S. Barancik
Authorized Person

BNYH BPW HOLDINGS LLC

By:	/S/ ROBERT BOLANDIAN
Robert Bolandian
Authorized Person

BPW ACQUISITION CORP.

By:	/S/ GARY S. BARANCIK
Gary S. Barancik
Chief Executive Officer

THE TALBOTS, INC.

By:	/S/ MICHAEL SCARPA
Michael Scarpa
Chief Operating Officer, Chief Financial Officer and Treasurer